UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 9, 2023, Syneos Health, Inc. (the “Company”) issued a press release that, among other things, reaffirms the Company’s estimated revenue guidance for the full year 2022, which was previously issued on November 4, 2022, based on preliminary financial results. The full text of the press release was posted on the Company’s internet website and is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

These preliminary financial results are based on the Company’s current estimate of its results for the year ended December 31, 2022, and remain subject to change based on the completion of closing and review procedures and the execution of the Company’s internal control over financial reporting.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 2.02, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, the Company’s Board of Directors (the “Board”) announced that, effective March 31, 2023, Jason Meggs has agreed to transition from his role as Chief Financial Officer to pursue other career opportunities. Mr. Meggs’ departure is not a result of any disagreement related to the Company’s financial statements or disclosures.

Agreements with Jason Meggs

In connection with his transition, Mr. Meggs will be entitled to benefits under the Company’s Executive Severance Plan, subject to his execution and non-revocation of a general release of claims, the terms of which are memorialized in the Separation Agreement and General Release of Claims between Mr. Meggs and the Company (the “Separation Agreement”). Mr. Meggs’ last day of employment with the Company will be July 1, 2023, following which he will serve as a consultant to the Company through December 31, 2023. The Company and Mr. Meggs entered into a Consulting Agreement (the “Consulting Agreement”) that provides for a fixed fee of $5,000 per calendar month for up to 5 hours of services rendered per calendar month, pro-rated for any partial calendar month of services. To the extent Mr. Meggs provides more than 5 hours of services in one calendar month, the Company will pay him $750 per hour for such additional services. In addition, the Consulting Agreement provides for continued vesting of all outstanding Company equity awards held by him during the consulting period. The payment of the consulting fees as well as the continued vesting of equity awards are subject to Mr. Meggs’ delivery of the supplemental release to be signed in connection with the Separation Agreement, as well as continued compliance with certain customary restrictive covenants.

The foregoing summary of the terms of each of the Separation Agreement and the Consulting Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement and the Consulting Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the Company’s succession plan for the CFO role, Mr. Meggs’ anticipated departure and consulting service and the Company’s anticipated financial results for the full year 2022. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment; the completion of closing and review procedures and the execution of the Company’s internal control of financial reporting; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company’s website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Separation Agreement and General Release of Claims between Jason Meggs and Syneos Health, Inc., dated January 5, 2023.

10.2	Consulting Agreement between Jason Meggs and Syneos Health, Inc., dated January 5, 2023.

99.1	Press Release dated January 9, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: January 9, 2023	By:	/s/ Jonathan Olefson
	Name:	Jonathan Olefson
	Title:	General Counsel and Corporate Secretary